UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: February 7, 2008
(Date of earliest event reported)

McAfee, Inc.
(Exact Name of Registrant as specified in Charter)

Delaware	Commission File No.:	77-0316593
(State or other Jurisdiction of incorporation)	001-31216	(I.R.S. Employer Identification No.)

3965 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)

(408) 346-3832
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 7, 2008, McAfee, Inc. (“McAfee”) filed a Form 8-K and furnished a related press release, attached thereto as Exhibit 99.1, announcing its results for the fourth quarter and full year ended December 31, 2007. Subsequent to the filing of the Form 8-K, McAfee determined that the form of press release attached thereto inadvertently differed from the form of press release delivered to news wires and posted on our investor relations website at the time of the Form 8-K filing. The form of press release attached to the Form 8-K (i) did not contain one paragraph otherwise intended for inclusion, (ii) contained a clerical error in the subtitle of a second paragraph, (iii) did not contain a sentence otherwise intended for inclusion in the same paragraph, and (iv) contained a punctuation error elsewhere in the document. As a result, McAfee has attached hereto as Exhibit 99.1 the conformed press release announcing its results for the fourth quarter and full year ended December 31, 2007, which remain subject to final audit and supersedes and replaces in its entirety the form of press release attached to the Form 8-K filed February 7, 2008.

A copy of the conformed press release is hereby furnished and not filed.  Unless expressly incorporated into a filing of McAfee under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, made after the date hereof, the information contained in this Item 2.02 and in the furnished press release shall not be incorporated by reference into any filing of McAfee, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	(Conformed) Press Release, dated February 7, 2008, announcing McAfee’s results for the fourth quarter and full year ended December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McAfee, Inc.

Date: February 7, 2008	By:	/s/ Eric F. Brown
Eric F. Brown Chief Operating Officer and Chief Financial Officer